                              CONSENT OF COUNSEL

                               AIM SECTOR FUNDS

       We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for AIM Sector Funds (the "Trust"), which is included in Post-Effective Amendment No. 48 to the Registration Statement under the Securities Act of 1933, as amended (No. 002-85905), and Amendment No. 48 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-03826), on Form N-1A of the Trust.

                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                     -------------------------------------------
                                     Ballard Spahr Andrews & Ingersoll, LLP

Philadelphia, Pennsylvania
July 24, 2006